Exhibit 10.3

RECEIVABLES SALE AGREEMENT

dated as of March 31, 2008

between

FIFTH THIRD BANK,

an Ohio banking corporation

and

FIFTH THIRD HOLDINGS, LLC

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EXHIBITS

Exhibit A	Form of Assignment Pursuant to Receivables Sale Agreement
Schedule I	Representations and Warranties With Respect to the Receivables
Schedule II	Perfection Representations, Warranties and Covenants
Schedule III	Schedule of Ohio Bank Sold Assets
Schedule IV	Schedule of Ohio Bank Participated Assets

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THIS PURCHASE AGREEMENT is made and entered into as of March 31, 2008 (as amended from time to time, this “Agreement”) by FIFTH THIRD BANK, an Ohio banking corporation (“Ohio Bank”), and FIFTH THIRD HOLDINGS, LLC, a Delaware limited liability company (“FTH LLC”).

WITNESSETH:

WHEREAS, Ohio Bank and FTH LLC are parties to a Master Loan Contribution and Participation Agreement dated as of October 13, 2000 (as amended, modified or supplemented from time to time, the “Participation Agreement”);

WHEREAS, Ohio Bank has sold or contributed to FTH LLC undivided 100% interests (the “Participation Interests”) in motor vehicle receivables, including retail motor vehicle installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks, pursuant to the Participation Agreement;

WHEREAS, FTH LLC desires to purchase from Ohio Bank all of Ohio Bank’s remaining legal right, title and interest in, to and under certain motor vehicle receivables related to Participation Interests;

WHEREAS, FTH LLC further desires to purchase from Ohio Bank a portfolio of motor vehicle receivables, including retail motor vehicle installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks; and

WHEREAS, Ohio Bank is willing to sell such motor vehicle receivables related to Participation Interests and such portfolio of motor vehicle receivables and related property to FTH LLC on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) among Fifth Third Auto Trust 2008-1, Ohio Bank, as servicer, Fifth Third Holdings Funding, LLC, as seller, and The Bank of New York, as indenture trustee.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, Ohio Bank agrees to transfer, assign, set over, sell and otherwise convey to FTH LLC without recourse (subject to the obligations herein) on the Closing Date (a) all of its right, title, interest, claims and demands of the Ohio Bank in, to and under the Receivables described on Schedule III hereto, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, described in the assignment in the form of Exhibit A (“Assignment”) delivered on the Closing Date (the “Ohio Bank Sold Assets”) having a Net Pool Balance as of the Cut-Off Date equal to $99,784,092.15, which sale shall be effective as of the Cut-Off Date and (b) all of its right, title, interest, claims and demands of the Ohio Bank, in, to and under the Receivables described on Schedule IV hereto, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, described in the Assignment in the form of Exhibit A delivered on the Closing Date (the “Ohio Bank Participated Assets” and, together with the Ohio Bank Sold Assets, the “Ohio Bank Transferred Assets”) having a Net Pool Balance as of the Cut-Off Date equal to $319,531,975.29, which sale shall be effective as of the Cut-Off Date. For the avoidance of doubt, the parties hereto agree that (i) Ohio Bank has previously sold or contributed an undivided 100% interest in the Ohio Bank Participated Assets to FTH LLC pursuant to the Master Loan Contribution and Participation Agreement, and that the foregoing provision is intended to transfer any remaining right, title and interests of Ohio Bank in such Ohio Bank Participated Assets to FTH LLC and (ii) that the Participation Agreement and the Servicing Agreement (as defined in the Participation Agreement), as each such document relates to the Ohio Bank Participated Assets and the Receivables and Participation Interests related thereto, shall be deemed terminated and be of no further force and effect with respect to the Ohio Bank Participated Assets and the Receivables, and Participation Interests related thereto. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by FTH LLC of any obligation of Ohio Bank or the applicable Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. In consideration of the transfer of the Ohio Bank Transferred Assets conveyed to FTH LLC on the Closing Date, FTH LLC shall pay in cash to Ohio Bank on such date an amount equal to the estimated fair market value of the Ohio Bank Transferred Assets on the Closing Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of Ohio Bank. Ohio Bank makes the following representations and warranties as of the Closing Date on which FTH LLC will be deemed to have relied in acquiring the Ohio Bank Transferred Assets. The representations and warranties will survive the conveyance of the Ohio Bank Transferred Assets to FTH LLC pursuant to this Agreement, the conveyance of the Ohio Bank Transferred Assets by FTH LLC to the Depositor pursuant to the Purchase Agreement, the conveyance of the Ohio Bank Transferred Assets by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. Ohio Bank is a banking corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, all power and authority to carry on its business as it is now conducted. Ohio Bank has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of Ohio Bank to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Ohio Bank Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by Ohio Bank of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of Ohio Bank and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or Ohio Bank’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Ohio Bank of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Ohio Bank Transferred Assets or would not materially and adversely affect the ability of Ohio Bank to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which Ohio Bank is a party constitutes the legal, valid and binding obligation of Ohio Bank enforceable against Ohio Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of Ohio Bank, threatened against Ohio Bank before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by Ohio Bank of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, or (iv) relate to Ohio Bank that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. There are no material judgment, ERISA or tax lien filings against Ohio Bank.

SECTION 3.2 Representations and Warranties of Ohio Bank as to each Receivable. Ohio Bank hereby makes the representations and warranties set forth on Schedule I as to the Receivables (including the Receivables related to both the Ohio Bank Sold Assets and the Ohio Bank Participated Assets sold), contributed, transferred, assigned, set over and otherwise conveyed to FTH LLC under this Agreement on which such representations and warranties FTH LLC relies in acquiring the Receivables. (For the avoidance of doubt, it is understood that Ohio Bank makes representations and warranties only with respect to the Receivables described on Schedules III and IV hereto.) Such representations and warranties shall survive the sale of the Receivables to the Seller under the Purchase Agreement, the sale of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, and the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, Ohio Bank shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents.

SECTION 3.3 Repurchase upon Breach. Upon discovery by or notice to FTH LLC or Ohio Bank of a breach of any of the representations and warranties set forth in Section 3.2 at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice of such breach; provided, further, that the failure to give such notice shall not affect any obligation of Ohio Bank hereunder. If Ohio Bank does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if Ohio Bank elects, an earlier date) after the date that Ohio Bank became aware or was notified of such breach, then Ohio Bank shall purchase any Receivable materially and adversely affected by such breach from FTH LLC on the Payment Date following the end of such Collection Period. Any such breach or failure will not be deemed to have a material and adverse effect if such breach or failure does not affect the ability of FTH LLC (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by Ohio Bank shall be at a price equal to the Repurchase Price. In consideration for such repurchase, Ohio Bank shall make (or shall cause to be made) a payment to FTH LLC equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on such Payment Date. Upon payment of such Repurchase Price by Ohio Bank, FTH LLC shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by Ohio Bank to evidence such release, transfer or assignment or more effectively vest in Ohio Bank or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the obligation of Ohio Bank to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to FTH LLC.

SECTION 3.4 Protection of Title.

(a) Ohio Bank shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of FTH LLC under this Agreement in the Receivables. Ohio Bank shall deliver (or cause to be delivered) to FTH LLC file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Ohio Bank will notify FTH LLC in writing within ten (10) days following the occurrence of (i) any change in the Ohio Bank’s organizational structure as a banking corporation, (ii) any change in the Ohio Bank’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Ohio Bank’s name and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of FTH LLC to amend all previously filed financing statements or continuation statements described in paragraph (a) above. The Ohio Bank will at all times maintain its “location” within the United States.

(c) Ohio Bank shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives, it being understood that any such backup archives may not reflect such interest until up to thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of FTH LLC (or any subsequent assignee of FTH LLC) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d) If at any time Ohio Bank shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, Ohio Bank shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by FTH LLC (or any subsequent assignee of FTH LLC).

SECTION 3.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, Ohio Bank shall not sell, pledge, assign or transfer the Receivables or other property transferred to FTH LLC to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and Ohio Bank shall defend the right, title and interest of FTH LLC in, to and under such Receivables or other property transferred to FTH LLC against all claims of third parties claiming through or under Ohio Bank.

SECTION 3.6 Perfection Representations, Warranties and Covenants. Ohio Bank hereby makes the perfection representations, warranties and covenants set forth on Schedule II hereto to FTH LLC and FTH LLC shall be deemed to have relied on such representations, warranties and covenants in acquiring the Ohio Bank Transferred Assets.

SECTION 3.7 FDIC Rule; Official Record

(a) The parties hereto intend that (A) the FDIC Rule shall apply to the transactions contemplated by this Agreement and the other Transaction Documents, (B) the transactions contemplated by this Agreement and the other Transaction Documents, taken as a whole, constitute a “securitization” within the meaning of the FDIC Rule and (C) the transfer of Receivables and other property pursuant to this Agreement constitutes a sale, and not a secured borrowing, for accounting purposes as it relates to the FDIC Rule.

(b) So long as the Notes remain outstanding, this Agreement shall be treated as an official record of Ohio Bank within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and other Ohio Bank Transferred Assets shall not be part of Ohio Bank’s estate in the event of a bankruptcy or insolvency of Ohio Bank. The sales and transfers by Ohio Bank of the Receivables and related Ohio Bank Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, Ohio Bank, except as otherwise specifically provided herein. The limited rights of recourse specified herein against Ohio Bank are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Ohio Bank Transferred Assets are held to be property of Ohio Bank, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Ohio Bank Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by Ohio Bank of, and Ohio Bank hereby grants to FTH LLC, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Ohio Bank Transferred Assets, to secure such indebtedness and the performance of the obligations of Ohio Bank hereunder;

(iii) The possession by FTH LLC or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by FTH LLC or a Person designated by FTH LLC, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of FTH LLC for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile and addressed in each case as specified on Schedule II to the Sale and Servicing Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by Ohio Bank and FTH LLC without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Swap Counterparty, the Owner Trustee, the Seller, the Servicer or any other Person subject to Section 4.6(f) and the satisfaction of the Rating Agency Condition.

(b) Subject to Section 4.6(f), any term or provision of this Agreement may be amended by Ohio Bank and FTH LLC without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee, the Servicer, the Seller or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable Ohio Bank, FTH LLC or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle (whether now or in the future in effect), it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(c) Subject to Section 4.6(f), this Agreement may also be amended from time to time by Ohio Bank and FTH LLC, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(d) Prior to the execution of any such amendment, Ohio Bank shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, Ohio Bank shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(e) Prior to the execution of any amendment to this Agreement, FTH LLC, the Owner Trustee, the Servicer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which materially and adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise.

(f) Notwithstanding anything to the contrary herein, (i) this Agreement may not be amended in any way that would materially and adversely affect the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of such Person; (ii) this agreement may not be amended in any way that would materially and adversely affect the rights or obligations of the Swap Counterparty unless the Swap Counterparty shall have consented in writing to such amendment; and (iii) this Agreement may not be amended in any way that would significantly change the permitted activities or powers of the Issuer even if such amendment would not have an adverse effect on the Holders of the Notes without the consent of the Holders of at least a majority of the Outstanding Notes.

SECTION 4.7 Waivers. No failure or delay on the part of FTH LLC, the Servicer, Ohio Bank, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on FTH LLC or Ohio Bank in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, Ohio Bank expressly acknowledges and consents to the sale of the Ohio Bank Transferred Assets and the assignment of all rights and obligations of Ohio Bank related thereto by FTH LLC to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the Grant of a security interest in the Receivables and the other Ohio Bank Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and the Swap Counterparty. In addition, Ohio Bank hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of FTH LLC under this Agreement.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Limitation of Rights. All of the rights of the Swap Counterparty in, to and under this Agreement, if any, shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

FIFTH THIRD BANK, an Ohio banking corporation

By:	/s/ Tayfun Tuzun
Name:	Tayfun Tuzun
Title:	Assistant Treasurer

FIFTH THIRD HOLDINGS, LLC

By:	/s/ Michael Brost
Name:	Michael Brost
Title:	Treasurer

S-1

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO RECEIVABLES SALE AGREEMENT

March 31, 2008

For value received, in accordance with the Receivables Sale Agreement dated as of March 31, 2008 (the “Agreement”), between Fifth Third Bank, an Ohio banking corporation (“Ohio Bank”), and Fifth Third Holdings, LLC, a Delaware limited liability company (“FTH LLC”), on the terms and subject to the conditions set forth in the Agreement, Ohio Bank does hereby transfer, assign, set over, sell and otherwise convey to FTH LLC without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title, interest, claims and demands in, to and under the Receivables set forth on the schedule of Receivables delivered by Ohio Bank to FTH LLC on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in any assumption by FTH LLC of any obligation of the undersigned or the applicable Originator to the Obligors, the Dealers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement or, if not defined in the Agreement, in Appendix A to the Sale and Servicing Agreement, dated as of March 31, 2008, among the Ohio Bank, Fifth Third Auto Trust 2008-1, Fifth Third Holdings Funding, LLC and The Bank of New York, as indenture trustee.

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A-1

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

FIFTH THIRD BANK,
an Ohio banking corporation

By:
Name:
Title:

A-2

SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

DESCRIBED ON SCHEDULE III AND TRANSFERRED BY OHIO BANK TO FTH LLC

(a)	Characteristics of Receivables. Each Receivable:

(i)	has been fully and properly executed by the Obligor thereto;

(ii)

has either (A) been originated by a Dealer in the ordinary course of such Dealer’s business to finance the retail sale by a Dealer of the related Financed Vehicle and has been purchased by Ohio Bank in the ordinary course of its respective business or (B) has been originated or acquired directly by Ohio Bank in accordance with its customary practices;

(iii)

as of the Closing Date is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of Ohio Bank, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Ohio Bank, as secured party, which security interest, in either case, is assignable and has been so assigned (x) by Ohio Bank to FTH LLC, (y) by FTH LLC to the Seller and (z) by the Seller to the Issuer;

(iv)	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)

provides, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first or last payment may be different but in no event more than three times the level monthly payment;

(vi)	provides for interest at the Contract Rate specified in the Schedule of Receivables; and

(vii)	was originated in the United States.

(b)	Individual Characteristics. Each Receivable has the following individual characteristics as of the Cut-Off Date:

(i)	each Receivable is secured by a new or used automobile or light-duty truck;

(ii)	each Receivable has a Contract Rate of no less than 5.00% and not more than 18.24%;

Schedule I-1

(iii)

each Receivable had an original term to maturity of not more than 84 months and not less than 12 months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of 6 months or more;

(iv)	each Receivable has an Outstanding Principal Balance as of the Cut-Off Date of greater than or equal to $3,000.59;

(v)	no Receivable has a scheduled maturity date later than February 28, 2015;

(vi)	no Receivable was more than 30 days past due as of the Cut-Off Date;

(vii)	as of the Cut-Off Date, no Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding;

(viii)	each Receivable is a Simple Interest Receivable;

(ix)	each of the Receivables were selected using selection procedures that were not known or intended by Ohio Bank to be adverse to FTH LLC; and

(x)	the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of such Receivable.

(c)

Schedule of Receivables. The information with respect to each Receivable transferred on the Closing Date set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d)

Compliance with Law. Each Receivable complied at the time it was originated or made, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable.

(e)

Binding Obligation. Each Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable in all respects by the holder thereof in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

(f)	Receivable in Force. Each Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien granted by the Receivable in whole or in part.

(g)	No Waiver. As of the Cut-Off Date, no provision of a Receivable has been waived.

Schedule I-2

(h)

No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the Cut-Off Date.

(i)	Insurance. Each Receivable requires the Obligor thereunder to insure the Financed Vehicle under a physical damage insurance policy.

(j)

No Government Obligor. The Obligor on each Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(k)

Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, conveyance or pledge of such Receivable would be unlawful, void, or voidable. Ohio Bank has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(l)

Good Title. It is the intention of Ohio Bank that the sale, contribution, transfer, assignment and conveyance herein contemplated constitute an absolute sale, contribution, transfer, assignment and conveyance of the Receivables and that the Receivables not be part of Ohio Bank’s estate in the event of the filing of a bankruptcy petition by or against FTH LLC under any bankruptcy law. No Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Transaction Documents or, with respect to a 100% undivided interest in the Receivables related to the Ohio Bank Participated Assets, to FTH LLC pursuant to the Participation Agreement. As of the Closing Date, and immediately prior to the sale and transfer herein contemplated, Ohio Bank had good and marketable title to each Receivable free and clear of all Liens, and, immediately upon the sale and transfer thereof, FTH LLC will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(m)

Filings. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables (other than the Related Security with respect thereto), and to give the Indenture Trustee a first priority perfected security interest therein, will be made within ten days of the Closing Date.

(n)

Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents or, with respect to a 100% undivided interest in the Receivables related to the Ohio Bank Participated Assets, to FTH LLC pursuant to the Participation Agreement. Ohio Bank has not authorized the filing of and is not aware of any financing statements against Ohio Bank or FTH LLC that include a description of collateral covering the Receivables other than

Schedule I-3

any financing statement relating to security interests granted under the Transaction Documents or that have been terminated. The Receivables Sale Agreement creates a valid and continuing security interest in the Receivable (other than the Related Security with respect thereto) in favor of FTH LLC which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from FTH LLC.

(o)

Characterization of Receivables. Each Receivable constitutes either “electronic chattel paper,” “tangible chattel paper,” an “account,” a “promissory note” or a “payment intangible,” each as defined in the UCC.

(p)

One Original. There is only one executed original, electronically authenticated original or authoritative copy of the contract (in each case within the meaning of the UCC) related to each Receivable. If such original has been marked, then such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than to a party to the Transaction Documents.

(q)

No Defenses. Ohio Bank has no knowledge either of any facts which would give rise to any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, with respect to any Receivable.

(r)	No Repossession. As of the Cut-Off Date, no Financed Vehicle shall have been repossessed.

(s)

Pennsylvania Receivables. If such Receivable has an Obligor with a mailing address in Pennsylvania, then such Receivable is not an “installment sale contract” within the meaning of the Pennsylvania Motor Vehicles Sales Finance Act, 69 P.S. §601 et. seq.

(t)

Electronic Chattel Paper. As of the Cut-Off Date, such Receivable did not cause the aggregate Outstanding Principal Balance of all Receivables that constitute “electronic chattel paper” (as defined in the UCC) to exceed 1.00% of the Net Pool Balance as of the Cut-Off Date.

(u)

Prepayments. The Receivable requires the Obligor thereunder to pay, upon any prepayment of such Receivable, an amount that is not less than the outstanding principal balance of such Receivable plus interest accrued at the applicable Contract Rate to the date of the prepayment.

Schedule I-4

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, Ohio Bank hereby represents, warrants, and covenants to FTH LLC as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Ohio Bank Transferred Assets in favor of FTH LLC, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from Ohio Bank.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”) “accounts,” “instruments” or “general intangibles,” within the meaning of the applicable UCC.

3. Each Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Ohio Bank, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Ohio Bank, as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by Ohio Bank to FTH LLC, Ohio Bank owned and had good and marketable title to such Receivable free and clear of any Lien (other than any Liens in favor of FTH LLC) and immediately after the sale, transfer, assignment and conveyance of such Receivable to FTH LLC, FTH LLC will have good and marketable title to such Receivable free and clear of any Lien.

5. The related Originator has received all consents and approvals to the sale of the Receivables hereunder to FTH LLC required by the terms of the Receivables that constitute instruments.

Perfection

6. Ohio Bank has caused or will have caused, within ten (10) days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to FTH LLC hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph

Schedule II-1

contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee;

b.

Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

c.

The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

Priority

8. Ohio Bank has not authorized the filing of, and is not aware of any financing statements against Ohio Bank that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of Receivables by the Ohio Bank under the Ohio Sale Agreement, (ii) relating to the conveyance of the Receivables by FTH LLC to the Seller under the Purchase Agreement, (iii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iv) relating to the security interest granted to the Indenture Trustee under the Indenture or (v) that has been terminated.

9. Ohio Bank is not aware of any material judgment, ERISA or tax lien filings against Ohio Bank.

10. Neither Ohio Bank nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than FTH LLC, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of the Receivables Sale Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all

Schedule II-2

obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. The parties to the Ohio Sale Agreement shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not waive a breach of any of such perfection representations, warranties or covenants.

Schedule II-3

SCHEDULE III

SCHEDULE OF OHIO BANK ASSETS SOLD

[On File With the Servicer]

Schedule III-1

SCHEDULE IV

SCHEDULE OF OHIO BANK PARTICIPATED ASSETS

[On File With the Servicer]

Schedule IV-1